                                                                    EXHIBIT 7(a)



                       CONSENT OF BARRY G. SKOLNICK, ESQ.



     I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain modified single premium variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 333-47844).



                                    /s/ BARRY G. SKOLNICK
                                    --------------------------------------------
                                     Barry G. Skolnick, Esq.
                                     President, General Counsel and Secretary



April 25, 2001